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                                                                    Exhibit 10.1

                                                                  Execution Copy
                                                                  --------------

                              TRANSMONTAIGNE INC.
                      TRANSMONTAIGNE PRODUCT SERVICES INC.
                          TRANSMONTAIGNE PIPELINE INC.
                        TRANSMONTAIGNE TERMINALING INC.
                              2750 Republic Plaza
                             370 Seventeenth Street
                             Denver, Colorado 80202

                               AMENDMENT NO. 4 OF
                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                            As of July 16, 2001

FLEET NATIONAL BANK
 (formerly known as BankBoston, N.A.),
 as Agent under the Credit Agreement
 defined herein
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

    Each of TransMontaigne Inc. (the "Company") and TransMontaigne Product
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Services Inc., each a Delaware corporation, and TransMontaigne Pipeline Inc. and
TransMontaigne Terminaling Inc., each an Arkansas corporation, hereby agrees with you as follows:

1.  Reference to Credit Agreement and Definitions.  Reference is made to the
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Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, as amended by Amendment No. 1 thereto dated as of July 31, 2000, as further amended by Amendment No. 2 thereto dated as of March 30, 2001 and as further amended by Amendment No. 3 thereto dated as of June 29, 2001 (as so amended, the "Credit
                                                                       ------
Agreement"), among the Company, the Guarantors named therein, Fleet National
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Bank (formerly known as BankBoston, N.A.), for itself and as Agent, Bank of
America, N.A., for itself and as Documentation Agent, First Union National Bank, for itself and as Syndication Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.  Recital.  The Company has advised the Lenders that it desires certain
    -------
amendments to the Credit Agreement in order to dispose of specified assets and prepay principal, accrued interest and applicable make-whole amounts with respect to outstanding indebtedness under the Master Shelf Agreement. The Required Lenders have agreed to amend the relevant provisions of the Credit Agreement.
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3.  Amendments.  Subject to the accuracy of the representations and warranties
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set forth in Section 4 hereof and satisfaction of the conditions set forth in
Section 5 hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

    3.1. Section 4.2.3 of the Credit Agreement is amended to read in its entirety as follows:

          4.2.3.  Certain Net Asset Sale Proceeds.  Upon receipt by the Company
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    or any of its Subsidiaries of the cash proceeds of the sale or disposition of the assets permitted to be sold or otherwise disposed of by Section
    6.11.5 (and allocated to Section 6.11.5 as provided therein), net of (a) transfer, sales, use and other similar taxes payable in connection with such sale or disposition, (b) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with such sale or disposition, and
    (c) amounts applied to the prepayment of outstanding principal with respect to the Indebtedness under the Master Shelf Agreement, together with interest thereon and make-whole amounts, if any, with respect thereto, as and to the extent permitted under Section 6.10.5, the Company shall within two Banking Days pay such proceeds to the Agent as a prepayment of the Revolving Loan. Together with each such payment, the Company shall deliver to the Agent a certificate showing the calculation of the net proceeds of such sale or disposition and the Indebtedness to be paid therefrom.

    3.2. Section 6.10 of the Credit Agreement is amended by adding thereto a new Section 6.10.5 reading in its entirety as follows:

          6.10.5. So long as immediately before and after giving effect thereto no Default exists, the Company may make prepayments of outstanding principal with respect to the Indebtedness under the Master Shelf Agreement, together with interest thereon and make-whole amounts, if any, with respect thereto; provided, that (a) such prepayments occur on or before December 31, 2001
    --------
    and (b) all of the assets described in Section 6.11.5(b) or Section
    6.11.5(c) are disposed of prior to any such prepayment; and, provided,
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    further, that, upon payment in full of all of the Indebtedness and other
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    amounts under the Master Shelf Agreement, this Agreement shall automatically be deemed modified to prohibit the Indebtedness and Liens currently permitted by Sections 6.6.12 and 6.8.10, respectively, and the Company shall request the holders of such Indebtedness to execute and deliver to the Agent instruments acknowledging the termination of the Master Shelf Agreement and of their interest under the Intercreditor Agreement, the Security Agreement and all other mortgages and security documents securing the Credit Obligations.

    3.3. Section 6.11.5 of the Credit Agreement is amended to read in its entirety as follows:

          6.11.5. During the period commencing April 1, 2001 and ending December 31, 2001, the Company or any of its Subsidiaries may sell, exchange or otherwise dispose of the following assets (in addition to those assets otherwise permitted to be disposed of by this Section 6.11): (a) each of the Little Rock Complex North and Little Rock Complex South, each located in North Little Rock, Arkansas, and with an aggregate book value as of December 31, 2000 of $6,362,566, (b) each of the Peoria Terminal, Indianapolis

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     Terminal, East Chicago Terminal, Hartsdale Terminal, South Bend Terminal,
     Bryan Terminal and Toledo Terminal, located in Peoria, Illinois, North Indianapolis, Indiana, East Chicago, Indiana, Schererville, Indiana, South Bend, Indiana, Bryan, Ohio and Toledo, Ohio, respectively, and the Norco Pipeline System, collectively with an aggregate book value as of December 31, 2000 of $50,621,190, (c) 7,666 shares of outstanding common stock of West Shore Pipe Line Company with an aggregate book value as of December 31, 2000 of $35,960,769, and any shares of capital stock distributed with respect to, in exchange for, or in substitution for such shares, (d) each of the Border Terminal, Brownsville Terminal, Southwest Terminal and Tejano Terminal, each located in Brownsville, Texas, and with an aggregate book value as of December 31, 2000 of $12,127,481, and (e) assets with an aggregate book value as of December 31, 2000 of no more than $5,000,000; provided, that any sales of assets during such period which are described
     --------
     both in clause (b) or (c) of Section 6.11.1 and in this Section 6.11.5 shall be allocated first to this Section 6.11.5 to the extent permitted by this Section 6.11.5 and then to Section 6.11.1 (to the extent permitted by Section 6.11.1).



4.   Representations and Warranties.  In order to induce you to enter into this
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Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Credit Agreement is true and correct on the date hereof.

5.   Conditions to Effectiveness of Amendment.  Acceptance of the foregoing
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amendments by the Required Lenders shall be subject, without limitation, to the conditions that (a) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing, and (b) Prudential and each other holder of Indebtedness issued under the Master Shelf Agreement shall have consented to the modifications of the Credit Agreement effected hereby and the covenants of the Company set forth in the Master Shelf Agreement shall have been amended to incorporate such modifications, all upon terms satisfactory to the Agent. By their consent to this Amendment, the Required Lenders also consent to such amendment of the Master Shelf Agreement.

6.   Required Lenders.  The Agent represents and warrants that it has received
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consents to the foregoing amendments executed by the Required Lenders, in satisfaction of the requirements of Section 12.6 of the Credit Agreement.

7.   Miscellaneous.  This Amendment may be executed in any number of
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counterparts, which together shall constitute one instrument, shall be a Credit
Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

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     If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of the Lenders and the Agent when both the Company and the Agent shall have one or more copies hereof executed by each of the Company and the Agent on behalf of the Required Lenders.

                                     Very truly yours,

                                     TRANSMONTAIGNE INC.


                                     By /s/ Donald H. Anderson
                                       -----------------------------------------
                                       Donald H. Anderson, President

                                     TRANSMONTAIGNE PRODUCT SERVICES INC.
                                     TRANSMONTAIGNE PIPELINE INC.
                                     TRANSMONTAIGNE TERMINALING INC.


                                     By /s/ Donald H. Anderson
                                       -----------------------------------------
                                     Donald H. Anderson, Chief Executive Officer
                                     of each of the foregoing corporations

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The foregoing Amendment is hereby agreed to:

FLEET NATIONAL BANK, as Agent under the Credit
 Agreement, on behalf of the Required Lenders


By: /s/ Terrence Ronan
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   Terrence Ronan, Managing Director

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